Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report, dated March 27, 2020, relating to our audit of the consolidated financial statements of Delmar Bancorp and subsidiaries for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ TGM Group LLC

Salisbury, Maryland

December 23, 2021